SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 12, 2004

Date of Report

(Date of earliest event reported)

PUGET SOUND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington	1-4393	91-0374630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10885 N.E. 4th Street, Suite 1200
Bellevue, Washington 98004-5591

(Address of principal executive offices, including zip code)

(425) 454-6363

(Registrant’s telephone number, including area code)

Item 5.            Other Events

On July 12, 2004, Puget Sound Energy, Inc. ("Puget Sound Energy" or the "Company") entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC in connection with the public offering by Puget Sound Energy of $200,000,000 principal amount of Floating Rate Senior Notes due 2006.  The Floating Rate Senior Notes are to be issued under an Indenture dated as of December 1, 1997, as supplemented by a Fourth Supplemental Indenture thereto, dated as of May 1, 2003, between the Company and U.S. Bank National Association, as trustee.  The Company expects to use the net proceeds from the sale of the Floating Rate Senior Notes to repay outstanding amounts under its commercial paper and accounts receivable securitization programs, including amounts incurred to repay long-term debt, and to redeem certain outstanding but callable first mortgage bonds.

The Floating Rate Senior Notes were registered pursuant to a shelf registration statement (Registration No. 333-111810-01) on Form S-3 under the Securities Act of 1933, as amended (the “Registration Statement”), that Puget Sound Energy filed on January 9, 2004.  The Securities and Exchange Commission (the “Commission”) declared the Registration Statement effective on January 23, 2004.  The Registration Statement was supplemented by a Prospectus Supplement setting forth the terms of the Floating Rate Senior Notes that Puget Sound Energy filed with the Commission on July 13, 2004.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement relating to the public offering of the Floating Rate Senior Notes, and all such exhibits are hereby incorporated into the Registration Statement by reference.  A copy of the Purchase Agreement is filed as Exhibit 1.1 and certain information relating to Item 14—”Other expenses of issuance and distribution relating to the Registration Statement” is filed as Exhibit 99.1 to this Form 8-K.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits

(c)           Exhibits

Exhibit Number	Description
1.1	Purchase Agreement, dated July 12, 2004, among Puget Sound Energy, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC.

99.1	Information relating to Item 14—Other Expenses of Issuance and Distribution, relating to the Registration Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUGET SOUND ENERGY, INC.

Dated: July 13, 2004
	By:	/s/ James W. Eldredge
James W. Eldredge
Corporate Secretary and
Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
1.1	Purchase Agreement, dated July 12, 2004, among the Puget Sound Energy, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wachovia Capital Markets, LLC.

99.1	Information relating to Item 14—Other Expenses of Issuance and Distribution, relating to the Registration Statement.